SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2012

ALTERNATIVE ENERGY MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-176169	45-2426430
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2850 W. Horizon Ridge Parkway

Suite 200

Henderson, NV 89052

(Address of principal executive offices)

Phone: 619-688-1799

(Registrant’s Telephone Number)

3160 Camino Del Rio South,

Number 310, San Diego, CA 92108

(Former name or former address, if changed since last report)

Copy of all Communications to:

The Krueger Group, LLP

7486 La Jolla Boulevard

La Jolla, California  92037

858-405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

.      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ALTERNATIVE ENERGY MEDIA, INC.

Form 8-K

Current Report

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of August 7, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 12,500,000 shares of common stock issued and outstanding of Alternative Energy Media, Inc. (the “Company”).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Harmony Innovation Investments International Limited (1) 15B, Granville House, 41C Granville Road, Tsim Sha Tsui, Kowloon, Hong Kong	9,375,000	75.00%

Sen Kai Low (2) No. 147 – C, Taman Peringgit Jaya, 75400 Melaka, Melaka, Malaysia	625,000	5.00%

Kebi Huang (3) Block B, Room 1826, 18/F, Jia Zhao Ye Building, No. 66, Nanyuan Road, Futian District, Shenzhen, China	0	0.00%

All executive officers and directors as a group (1 person)	0	0.00%

(1)

Harmony Innovation Investments International Limited (“Harmony”) acquired these shares on August 7, 2012 in a private transaction with Windstream Partners, LLC (“Windstream”) and Mr. Matthew J. Zouvas, (“Zouvas”) our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. Harmony is a business entity domiciled in Hong Kong.

(2)

Mr. Sen Kai Low (“Low”) acquired these shares on August 7, 2012 in a private transaction with Windstream.

(3)

Mr. Kebi Huang (“Huang”) was appointed as the Company’s sole officer and director on August 7, 2012. Huang does not currently own any shares of the Company.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT

On August 7, 2012, Harmony and Low acquired control of ten million (10,000,000) shares of the Company’s issued and outstanding common stock, representing approximately 80.00% of the Company’s total issued and outstanding common stock, from Windstream and Zouvas in accordance with a common stock purchase agreement among Windstream, Zouvas, Harmony and Low (the “Stock Purchase Agreement”). The Stock Purchase Agreement was negotiated in an arms length transaction.

As part of the acquisition, the following changes to the Company's directors and officers have occurred:

• As of August 7, 2012, Mr. Matthew J. Zouvas resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

• As of August 7, 2012, Mr. Kebi Huang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; PPOINTMENT OF PRINCIPAL OFFICERS

On August 7, 2012, Mr. Matthew J. Zouvas resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 7, 2012, Mr. Kebi Huang was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

The biography for Mr. Huang is set forth below:

KEBI HUANG. Mr. Huang,  is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. Mr. Huang is an accountant and certified tax representative in the People’s Republic of China (“China”). Since 2012 has worked with Falcon Certified Public Accountants Ltd. in Hong Kong overseeing the firm’s various business operations in China.  Mr. Huang graduated from Guizhou Financial & Economic University in 1991, majoring in Accounting and Finance. Mr. Huang worked for a German-owned company in Shenzhen, Guangdong Province, China, as a Financial Director during 2004 to 2009. In 2009, Mr. Huang worked for an American-owned company in Kaiping, Guangdong Province, China as a Financial Director.  Mr. Huang’s many years of experience in management, accounting and finance will provide the Company the strategic direction and management that is necessary both here in the US and in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE ENERGY MEDIA, INC.
Date: August 10, 2012	By: /s/ Kebi Huang
Kebi Huang
Chief Executive Officer, President & Director